Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of ERE Management, Inc. (the "Company") on Form 10-QSB for the quarter ended April 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joselito Christopher G. Imperial, Chief Executive and Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 6, 2008	By: Joselito Christopher G. Imperial
Joselito Christopher G. Imperial
Chief Executive and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Marketing Acquisition Corporation and will be retained by Marketing Acquisition Corporation and furnished to the Securities and Exchange Commission or its staff upon request.